EXHIBIT 10.27

Summary of He Qiao Building Lease Agreement, Effective November 28, 2003, Between Beijing Heqiao Property Administration Company and Mtone Wireless Communication (Shanghai) Co., Ltd Beijing Branch

Lessor (Party A): Beijing Heqiao Property Administration Company

Lessee (party B): Mtone Wireless Communication (Shanghai) Co., Ltd Beijing Branch

Date of Signing

November 28, 2003

Property Description

Location: Room 506-507, Floor 5, He Qiao Building A, Guang Hua Lu Jia No. 8

Square footage: 274.97 m2 in architectural area

Type: office space

Term of Lease

Effective Period: from January 1, 2004 to December 31, 2005 (2 years)

Extension: Party A and Party B may reach the extension of the agreement for one year only at 3 months before the expiration.

Rental Use

Office use

Rent Amount

US $ 3,574.61 per month in total.

Major Obligations of Either Party

Party A shall:

1.	maintain the current furnishings of the leased rooms from the first renting day

2.	be liable to provide central air-conditioning during the normal office time;

3.	be liable for keeping the facilities in good and appropriate condition;

4.	be liable for the sanitation of public areas;

5.	notify Party B in writing at least one month in advance before modifying or terminating the administration regulations, outfitting regulations and other necessary regulations

Party B shall:

1.	be liable for the payment of relevant fees and deposit under the terms and conditions of this contract;

2.	keep the leased rooms in good condition except for normal depreciation, wear and tear;

3.	use the tenement only for office use;

4.	observe Lessee Handbook, Outfitting Handbook and the Lessee Handbook Implementing Rules and Outfitting Handbook Implementing Rules given by Party A

Termination Events

Party A may terminate the contract, keeping the deposit, provided any of the following events occur caused by Party B:

(1)	Operating illegal business which against PRC laws and regulations;

(2)	Changing the leasehold’s usage without the approval of Party A,

(3)	Dose not operate the leasehold under the name of or on behalf of Party B (except Party B’s subsidiaries) without Party A’s approval,

(4)	Conveying or subleasing the leasehold totally or partially to any third party or using the leasehold with any third party (except Party B’s subsidiaries) without Party A’s approval

Security deposit and other refundable or non-refundable payment

1.	Deposit: US$ 13,611 (consisting of 3 months’ rent plus 3 months’ management fee)

2.	Management fees: US$ 3.5 per square meter per month

3.	Electricity fees: RMB 1 Yuan per kwh

4.	Telephone fees: RMB 6000 Yuan per line, and its service fees is RMB 120 Yuan per line

5.	Other fees for energy and car park (if applicable)

Dispute Resolution

The parties have agreed to present all their disputes to Beijing Arbitration Committee.